Exhibit 99.1

AMERICAN EAGLE OUTFITTERS, INC.

Script for Seventeenth Annual Meeting of Stockholders

June 9, 2010

Jim O'Donnell: Good morning ladies and gentlemen. My name is Jim O'Donnell. I am Chief Executive Officer of American Eagle Outfitters. On behalf of Management, welcome to our Seventeenth Annual Meeting of Stockholders.

I would now like to introduce the other directors of the Company who are here today:

  Michael Jesselson
  Alan Kane
  Roger Markfield
  Cary McMillan
  Janice Page
  J. Thomas Presby
  Gerald Wedren

Members of Management who are here today include:

  Tom DiDonato, Executive Vice President, Human Resources
  Joan Hilson, Executive Vice President and Chief Financial Officer
  Fred Grover, Executive Vice President, Marketing and AE Direct
  Tana Ward, Senior Vice President and Chief Merchandising Officer of AE Brand
  Neil Bulman, General Counsel
  Judy Meehan, Vice President of Investor Relations
  Jani Strand, Vice President of Public Relations and Corporate Communications

Before we get started, please keep in mind that any forward looking statements we may make today are subject to our Safe Harbor Statement and business risks, which can be found in our most recent 10-K and 10-Q.

Today I will start with a snapshot of our progress in 2009. There is no doubt; it was a year of challenges. However, as is often the case with challenges, they make you stronger and better, and AEO was no exception.

2009 was also a year of progress and improvement. We strengthened all brands, including turnarounds in key categories. We stood for fashion and value. Additionally, we made pivotal hires in design and merchandising for all the brands. We made strategic real estate investments, as well as closed several underperforming stores, while remodeling stores with higher potential. And lastly, we executed a sound financial plan. Let's take a look at our results.

Despite a very challenging start to the year, we remained highly profitable with positive cash flow. We delivered a strong recovery in the back half, with the fourth quarter posting positive same store sales.

For the year, comparable store sales declined 4%. Negative comps put pressure on our operating profits, resulting in an 8.5% operating margin for the year.

Clearly, this performance is not up to our standards. It is our goal to deliver improved financial results, which I will now address.

There were many lessons learned in 2009 and early 2010. Our plan leverages these learnings to achieve profit improvement going forward.

While the decision to close Martin + Osa was difficult, it provides the opportunity to direct resources to the areas of greatest potential - the AE family of brands.

Now, let me walk you through the specifics of how we will get there.

First, we must continue to achieve top line sales growth. We will build upon the momentum which began last year. We have strengthened the creative organization, and will deliver relevant on-trend assortments to our customers. Within categories, we have tremendous opportunity, which I will expand on shortly.

Next, we have re-engineered our assortment plans for the second half of the year. This will result in lower inventories. I believe our future plans strike the right balance between value pricing and units. This will allow us to achieve higher AURs, which are more appropriate for the AE brand positioning in the marketplace today.

Finally, we will drive sales by optimizing our selling channels. We continue to upgrade our store fleet, which includes remodeling key locations and select flagship opportunities. We are also consolidating stores in poor performing markets. Additionally, AEO direct remains a focus of profitable growth across brands.

Now moving onto margin expansion. In short, we are buying better with improved precision, allowing us to turn inventories faster. Specifically, we have made changes within our buying and allocation process. We have positioned more sourcing in the western hemisphere for both cost opportunities and shorter lead times. We are leveraging our buying power in fabrics, and selectively expanding the vendor base. In the area of store allocation, we have enhanced our process to be more precise and fluid, which will also support faster turns.

Finally, cost cutting and process improvements. We recently initiated an aggressive and comprehensive plan to reduce costs and simplify our processes across disciplines and throughout the organization. We expect these changes to begin to bear fruit in the second half of the year.

Let's spend a few minutes on the AE brand, which is the heart and soul of our company, and our number one opportunity as we drive the company through this turnaround.

Here is a brief video that illustrates the AE Brand's key attributes and positioning.

The AE brand continues to gain momentum through compelling assortments and on-trend fashion. Our strong conversion rates speak to the overall consumer appeal of the brand, as well as our compelling value and high quality, which is a differentiator in the marketplace. Customer connection to the AE brand has been confirmed by our annual research, as well as external sources. We continue to be top of mind with our 15 to 25 year old customers.

I mentioned on-trend fashion. We are leveraging the supply chain to enable us to respond more quickly to trends, as well as deliver more frequent newness to customers. We started this some time ago, and are pleased with the results.

We remain dominant in denim, and have made appropriate investments to support this brand-defining business, which is a strong contributor to both sales and margins. With denim as our foundation, we are focused on building complementary categories that complete the lifestyle and outfitting aspect of the brand.

This is a look at our women's BTS floor-set. Note the powerful denim statement, with head to toe outfitting, with layered looks including fashion accessories and footwear. The store experience is enhanced by colorful high-energy photography, which reflects the AE brand lifestyle.

This is a look at the men's side of the floor. Denim is equally powerful, as is the use of outfitting and photography.

Moving onto aerie: The aerie brand is an extremely promising and important part of AEO's future. We are proud of what we have accomplished to date, and we are excited about the opportunity ahead.

In 2009, the aerie brand continued to gain consumer awareness and loyalty. We currently have more than one million members in our A-List loyalty program, up 40% from last year. aerie's comp store sales increased 25%, with particular strength in bras and undies, which are critical to the intimates business.

The next frontier is expanding aerie to become a full lifestyle brand, building on the early success of aerie f.i.t., accessories, personal care and loungewear.

Now, I'd like to show you a brief video on aerie.

77kids continues to gain traction. The brand is delivering consistent results as an online business, focusing on building brand awareness among moms and kids. The first seven brick-and-mortar stores are slated to open this year, beginning in July. The retail stores will continue to raise the brand profile overall, and familiarize a broader base of customers with the 77kids product. The shopping experience is truly unique in the marketplace, with interactive activities for both children and adults. For example, kids can select music to be played in the store, get their photo taken wearing key 77kids looks, and select free prizes every time they shop.

We are excited about the launch of little77 for infants and babies 0 to 18 months. I hope everyone gets a chance to visit a store to experience it first-hand.

The future of AEO Inc. . . . What is it going to look like?

We plan to resurrect the fundamental principals that have contributed to our past success, as well as create new successes and growth through innovation.

First, we will continue to build our strong family of AEO brands in AE, aerie and 77kids. Second, we will deliver consistent performance across all important metrics, as I outlined previously. Third, we are targeting mid-teen operating margins by 2011. And finally, we are building world class leadership teams across all disciplines in our company, while creating efficiencies and improving processes.

I am optimistic about the opportunity in front of us.

Thank you for your time today.

At this time, we can address any questions you may have.

[Management responded to several questions raised by stockholders.]

Jim O'Donnell: Continuing with today's business, at the direction of the Board of Directors, Notice of this meeting, a Proxy Statement and Proxy Card, or Internet Notice was sent on April 26, 2010 to all stockholders of record. Copies of the Proxy Statement and our Annual Report on Form 10-K are available at the door.

I would like to ask Neil Bulman to serve as Inspector of Election for this meeting.

Any stockholder present who desires to vote in person rather than by proxy should now raise your hand so the Inspector can furnish you a ballot to complete.

Will the Inspector determine and report whether a quorum is present.

Neil Bulman: We have a quorum. There are represented at this meeting in person or by proxy more than 50% of all shares entitled to vote at the meeting. The unofficial total of shares represented is 187,542,272, which is approximately 90% of all shares entitled to vote.

ELECTION OF DIRECTORS

Jim O'Donnell: As stated in the Notice, the first item of business at this meeting is the election of directors. Our Board is divided into three classes. Three Class III directors will be elected today to serve until the 2013 annual meeting of stockholders. The nominees are:

- Alan T. Kane, Retired Dean of the School of Business and Technology at the Fashion Institute of Technology

- Cary D. McMillan, Chief Executive Officer of True Partners Consulting, LLC. and

- myself, Jim O'Donnell, Chief Executive Officer of the Company

Joan, will you present the resolution?

Joan Hilson: RESOLVED, that the following individuals, namely Alan T. Kane, Cary D. McMillan and Jim O'Donnell be elected as Class III Directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are elected.

Neil Bulman: I second the motion.

Jim O'Donnell: Are there any questions?

AUDITOR RATIFICATION

Jim O'Donnell: The second item of business for this meeting is the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2011 as described in our Proxy Statement. Joan, will you present the proposal?

Joan Hilson: RESOLVED, that the stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2011.

Neil Bulman: I second the motion.

Jim O'Donnell: Are there any questions?

INTRODUCE ERNST & YOUNG

Jim O'Donnell: Before I announce the results, I would like to introduce Pete Robinson, a partner at Ernst & Young, our independent auditors. Pete, you have the opportunity to make a statement. Pete is also available to answer any questions on our financial statements.

Pete Robinson: I have no comments to make at this time.

Jim O'Donnell: Will the Inspector of Election please collect any ballots. All results announced today are subject to verification and will be recorded in the minutes of this meeting to reflect the final count.

I am pleased to announce that each of the candidates for Director has been elected.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm has been approved.

Jim O'Donnell: Since there is no further business, I will now entertain a motion to adjourn.

Joan Hilson: I move that the meeting be adjourned.

Neil Bulman: I second the motion.

Jim O'Donnell: Hearing no objection, this meeting is adjourned. Once again, thank you for attending. We appreciate your support.